Exhibit 99.1

          DRI Corporation Announces New Digital Recorders(R)
 Product and Technology to Enhance Transit Communications and Transit
                               Security


    DALLAS--(BUSINESS WIRE)--September 20, 2007--DRI Corporation (DRI) (NASDAQ: TBUS), a digital communications technology leader in the domestic and international surface transportation and transit security markets, announced today that its Digital Recorders, Inc. subsidiary, based in Durham, N.C., has developed a new transit communications and transit security product, the Digital Recorders(R) Automatic Vehicle Location Software System.

    "This new development demonstrates our technological advancements in transit communications and transit security. Its emergency features and improved communications technology will help increase the safety of our customers' passengers and drivers. We expect to release the new product, which is currently undergoing a series of BETA tests, in the last half of 2007. Each year, we invest a considerable amount of our time and money in product research and development. We are proud to see continued gains on those investments," David L. Turney, the Company's Chairman, President, and Chief Executive Officer, said.

    ABOUT THE DIGITAL RECORDERS, INC. SUBSIDIARY

    Established in 1983, the Company's Digital Recorders, Inc.
subsidiary develops and manufactures intelligent transportation products for the transit industry. Products include: Digital
Recorders(R) computer-aided dispatch/automatic vehicle location systems; Digital Recorders(R) automatic vehicle monitoring systems; Talking Bus(R) automatic voice announcement systems; Digital
Recorders(R) vandal-resistant, hands-free driver microphones;
VacTell(TM) video actionable intelligence systems, and more. For more information about the Company's Digital Recorders, Inc. subsidiary, go to www.talkingbus.com.

    ABOUT THE COMPANY

    DRI Corporation is a digital communications technology leader in the domestic and international public transportation and transit security markets. Our products include: TwinVision(R) and Mobitec(R) electronic destination sign systems, Talking Bus(R) voice announcement systems, Digital Recorders(R) Internet-based passenger information and automatic vehicle location/monitoring systems, and VacTell(TM) video actionable intelligence systems. Our products help increase the mobility, flow, safety, and security of people who rely upon transportation infrastructure around the globe. Using proprietary hardware and software applications, our products provide easy-to-understand, real-time information that assists users and operators of transit bus and rail vehicles in locating, identifying, boarding, tracking, scheduling, and managing those vehicles. Our products also aid transit vehicle operators in their quest to increase ridership and reduce fuel consumption, as well as to identify and mitigate security risks on transit vehicles. Positioned not only to serve and address mobility, energy conservation, and environmental concerns, our products also serve the growing U.S. Homeland Security market. For more information about the Company and its operations worldwide, go to www.digrec.com.

    FORWARD-LOOKING STATEMENTS

    This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. In particular, statements concerning the timing and capabilities of the new Digital Recorders product, as well as any potential benefit the product may have on the Company's ongoing operations or its customers' transit fleets; together with any statement, express or implied, concerning future events or expectations, is a forward-looking statement. Use of words such as "expect," "fully expect," "expected," "appears," "believe," "belief," "plan," "anticipate," "would," "goal," "potential," "potentially," "range," "pursuit," "run rate," "stronger," "preliminarily," etc., is intended to identify forward-looking statements that are subject to risks and uncertainties, including the risk that the assumptions behind the product's technologies are incorrect, the risk that we have overestimated the product's capabilities or planned release, as well as other risks and uncertainties set forth in our Annual Report on Form 10-K filed March 28, 2007, particularly those identified in Risk Factors Affecting Our Business. There can be no assurance that any expectation, express or implied, in a forward-looking statement will prove correct or that the contemplated event or result will occur as anticipated.


    CONTACT: Veronica B. Marks
             Manager, Corporate Communications
             DRI Corporation
             Phone: (214) 378-4776
             Fax: (214) 378-8437
             E-Mail: veronicam@digrec.com